UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2015

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2015, Meta Financial Group, Inc. (the “Company”) closed its previously announced private placement transactions (the “Private Placements”), pursuant to which the Company sold, on December 17, 2015, to accredited investors an aggregate of 266,430 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for aggregate consideration of approximately $11.7 million.  The aggregate shares of Common Stock issued in the private placement transactions represent approximately 3.1% of the shares of Common Stock issued and outstanding.  The shares were issued pursuant to separate securities purchase agreements (the “Securities Purchase Agreements”) entered into with (i) entities affiliated with Brookside Equity Partners LLC (the “Brookside Investors”) on September 23, 2015 and (ii) Nantahala Capital Partners SI, LP on December 7, 2015 (together with the Brookside Investors, the “Buyers”). The purchase price per share was determined based upon the most recent closing price at the time the Company and the Buyers entered into the Securities Purchase Agreements. The Company intends to use the net proceeds from these stock issuances to fund increased balance sheet growth and costs associated with recently executed agreements between MetaBank, the Company’s wholly-owned subsidiary, and multiple payment solutions providers with respect to MetaBank’s payment solutions division, Meta Payment Systems®.

At the closing of the Private Placements, the Company and each of the Buyers entered into separate registration rights agreements (each, a “Registration Rights Agreement”), the form of which was attached as Exhibit A to each Securities Purchase Agreement.  Pursuant to the Registration Rights Agreements, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of shares of Common Stock purchased by the Buyers at such closing within 30 days after such closing, subject to limited specified exceptions, and to use commercially reasonable efforts to cause such registration statement to be declared effective within 120 days of such closing or the Company would be obligated to pay to the Buyers liquidated damages in certain circumstances.

At the closing of the Private Placements, the Company and the Brookside Investors also entered into an investor rights agreement (the “Investor Rights Agreement”).  The Investor Rights Agreement provides the Brookside Investors with the right to periodically meet with certain members of the Company’s management to discuss the operations, strategy and policies of the Company and its subsidiaries and to receive certain monthly financial statements, in each case so long as the Brookside Investors (or their affiliates) continue to hold at least 75% of the shares of Common Stock held by the Brookside Investors immediately following the closing of the Private Placements.

The foregoing descriptions of the Registration Rights Agreements and Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full agreements, copies of which are attached hereto as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

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Item 3.02	Unregistered Sales of Equity Securities.

As discussed above, on December 17, 2015, the Company closed the Private Placements pursuant to the Securities Purchase Agreements.  Pursuant to the Securities Purchase Agreements the Company issued an aggregate of 266,430 shares of Common Stock to the investors in the Private Placements.  To the extent required by Item 3.02 of Form 8-K, the information disclosed under Item 1.01 is hereby incorporated herein by reference.

The issuance of the shares of Common Stock pursuant to the Securities Purchase Agreements described herein was undertaken by the Company without registration, in private placement transactions, in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D as promulgated by the SEC under the 1933 Act.  The Company relied on such exemptions based in part on representations made by the investors in the Private Placements, including representations with respect to such person’s status as an accredited investor and investment intent with respect to the shares sold pursuant to the Securities Purchase Agreements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Registration Rights Agreement by and among Meta Financial Group, Inc. and BEP IV LLC and BEP Investors LLC, dated as of December 17, 2015

10.2	Registration Rights Agreement by and between Meta Financial Group, Inc. and Nantahala Capital Partners SI, LP, dated as of December 17, 2015

10.3	Investor Rights Agreement by and among Meta Financial Group, Inc. and BEP IV LLC and BEP Investors LLC, dated as of December 17, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial
Officer and Secretary

Date:  December 17, 2015

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EXHIBIT LIST

Exhibit No.	Description

10.1	Registration Rights Agreement by and among Meta Financial Group, Inc. and BEP IV LLC and BEP Investors LLC, dated as of December 17, 2015

10.2	Registration Rights Agreement by and between Meta Financial Group, Inc. and Nantahala Capital Partners SI, LP, dated as of December 17, 2015

10.3	Investor Rights Agreement by and among Meta Financial Group, Inc. and BEP IV LLC and BEP Investors LLC, dated as of December 17, 2015

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